Exhibit 11

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

                                                              For the Three Months Ended
                                                                       October 31
                                                                       ----------
                                                                2000                1999
                                                          ------------------  ----------------
Shares outstanding                                            6,077,068          4,552,242
                                                             -----------       ------------

Weighted average shares outstanding                           6,007,158          4,451,372
Stock Options                                                 1,412,675          1,452,500
Warrants                                                      1,797,500          1,798,125
                                                             -----------        -----------
   Total weighted average shares outstanding                  9,217,333          7,701,997
                                                             ===========        ===========

Net income (loss) before cumulative
   change in accounting principle                           $  (439,556)        $   80,925

Cumulative effect of change
   in accounting principle                                            -             79,896
                                                            ------------        -----------

Net income (loss)                                           $  (439,556)        $  160,821
                                                            ============        ===========

Basic Net Earnings (Loss) per share
   Net income  (loss) per common share
     before change in accounting principle                  $     (0.07)        $     0.02
   Cumulative effect of change
     in accounting principle                                          -               0.02
                                                            ------------        -----------
   Net income (loss) per common share                       $     (0.07)        $     0.04
                                                            ============        ==========

Diluted Net Earnings (Loss) per share
   Net income (loss) per common share before change         $     (0.07)        $     0.01
       in accounting principal
   Cumulative effect of change
       in accounting principle                                        -               0.01
                                                            ============        ==========
     Net income (loss) per common share                     $     (0.07)        $     0.02
                                                            ============        ==========
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